EXHIBIT 99.1

For Immediate Release

July 3, 2019

Investor Relations Contact: Christopher J. Brodhead Senior Vice President, Investor Relations chris.brodhead@broadstone.com 585.287.6499

Broadstone Net Lease, Inc. Announces Removal of Cap on

New Equity for July 2019 Closing

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (“BNL,”” we,” or ”us”) today announced that there will be no cap on new and additional investments in shares of its common stock for the equity closing that is scheduled to occur on July 31, 2019. The cap for July 2019 was previously set at $20 million.

“We continually strive to manage our leverage ratio within our targeted range while remaining within the bounds of our investment grade profile,” said Chris Czarnecki, BNL’s Chief Executive Officer. “Our equity cap and queue program also helps us balance the timing of equity capital inflows and deployment of those funds in the form of real estate investments. Given BNL’s current leverage profile and pipeline of potential acquisitions, we are removing the monthly equity cap for our July 2019 closing.”

The use and amount of the cap is based upon and may be adjusted for a number of factors, including, among others, our current and targeted leverage profile, our acquisition pipeline and anticipated future capital deployment, and overall market conditions. The cap on new equity for the months of August, September, and October 2019, if a cap is imposed for those months, will be announced in August 2019 following the next regular meeting of BNL’s Board of Directors. Additional information regarding BNL’s equity cap and queue program is available in the company's periodic reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission.

About Broadstone Net Lease, Inc.

BNL invests in freestanding, single-tenant, net leased commercial properties located throughout the United States, primarily via sale and leaseback, lease assumption, and UPREIT transactions. UPREIT transactions (where “UPREIT” means “umbrella partnership real estate investment trust”) provide a tax deferred exit strategy for owners of real estate who might otherwise recognize a significant taxable gain in a cash sale of a highly appreciated property with a low tax cost basis. With a diversified portfolio of 644 retail, healthcare, industrial, office, and other properties in 42 states as of March 31, 2019, the REIT targets individual or portfolio acquisitions within the $5 million to $300 million range.

There are currently more than 3,200 stockholders in BNL, which is externally managed by Broadstone Real Estate, LLC. BNL remains open for new investment by accredited investors on a monthly basis, with a minimum direct investment of $500,000. Shares are offered directly by BNL via private placement. For additional information about BNL, please visit its corporate website at http://investors.bnl.broadstone.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," “should,” "expect," "intend," "anticipate," "estimate," “would be,“ "believe," "continue," or other similar words. Forward-looking statements involve known and unknown risks, which may cause our actual future results to differ materially from expected results, including risks related to general economic conditions, local real estate conditions, tenant financial health, property acquisitions and the timing of these acquisitions, and the availability of capital to finance planned growth, among others, as described in our filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of our current operating plans and estimates as of the dates indicated. Actual operating results may differ materially from what is expressed or forecast in this press release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

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